Exhibit 11

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

EARNINGS PER SHARE	(Unaudited)			(Unaudited)
FROM CONTINUING OPERATIONS	Three Months Ended			Three Months Ended
	December 31, 2007			December 31, 2006

(Amounts in Thousands, Except for Per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share from Continuing Operations:
Dividends Declared	$ 1,867	$ 4,059	$ 5,926	$ 1,944	$ 4,287	$ 6,231
Undistributed Earnings (Loss)	(535)	(1,151)	(1,686)	607	1,322	1,929

Income from Continuing Operations	$ 1,332	$ 2,908	$ 4,240	$ 2,551	$ 5,609	$ 8,160

Average Basic Shares Outstanding	11,720	25,206	36,926	12,144	26,478	38,622

Basic Earnings Per Share from Continuing Operations	$0.11	$0.12		$0.21	$0.21

Diluted Earnings Per Share from Continuing Operations:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 1,893	$ 4,061	$ 5,954	$ 1,971	$ 4,342	$ 6,313
Undistributed Earnings (Loss)	(557)	(1,157)	(1,714)	587	1,260	1,847

Income from Continuing Operations	$ 1,336	$ 2,904	$ 4,240	$ 2,558	$ 5,602	$ 8,160

Average Diluted Shares Outstanding	12,137	25,295	37,432	12,507	26,872	39,379

Diluted Earnings Per Share from Continuing Operations	$0.11	$0.11		$0.20	$0.21

Reconciliation of Basic and Diluted EPS from Continuing Operations Calculations:
Income from Continuing Operations Used for Basic EPS Calculation	$ 1,332	$ 2,908	$ 4,240	$ 2,551	$ 5,609	$ 8,160

Assumed Dividends Payable on Dilutive Shares:
Stock options	--	--	--	--	52	52
Performance shares	26	2	28	27	3	30
Reduction of Undistributed Earnings - allocated based on Class A and Class B shares	(22)	(6)	(28)	(20)	(62)	(82)

Income from Continuing Operations Used for Diluted EPS Calculation	$ 1,336	$ 2,904	$ 4,240	$ 2,558	$ 5,602	$ 8,160

Average Shares Outstanding for Basic EPS Calculation	11,720	25,206	36,926	12,144	26,478	38,622

Dilutive Effect of Average Outstanding:
Stock options	--	--	--	--	319	319
Performance shares	165	14	179	178	17	195
Restricted share units	252	75	327	185	58	243

Average Shares Outstanding for Diluted EPS Calculation	12,137	25,295	37,432	12,507	26,872	39,379

Included in dividends declared for the basic and diluted earnings per share computation are dividends computed and accrued on unvested Class A and Class B restricted share units, which will be paid by a conversion to the equivalent value of common shares after a vesting period.

For the quarter ended December 31, 2007, all of the 785,000 average stock options outstanding were antidilutive, thus none of the stock options were included in the dilutive calculation. For the quarter ended December 31, 2006, none of the 1,172,000 stock options outstanding were antidilutive, thus all stock options were included in the dilutive calculation.

EARNINGS PER SHARE	(Unaudited)			(Unaudited)
FROM CONTINUING OPERATIONS	Six Months Ended			Six Months Ended
	December 31, 2007			December 31, 2006

(Amounts in Thousands, Except for Per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share from Continuing Operations:
Dividends Declared	$ 3,747	$ 8,112	$11,859	$ 3,930	$ 8,448	$12,378
Undistributed Earnings (Loss)	(332)	(725)	(1,057)	659	1,406	2,065

Income from Continuing Operations	$ 3,415	$ 7,387	$10,802	$ 4,589	$ 9,854	$14,443

Average Basic Shares Outstanding	11,710	25,569	37,279	12,270	26,185	38,455

Basic Earnings Per Share from Continuing Operations	$0.29	$0.29		$0.37	$0.38

Diluted Earnings Per Share from Continuing Operations:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 3,804	$ 8,116	$11,920	$ 3,980	$ 8,548	$12,528
Undistributed Earnings (Loss)	(360)	(758)	(1,118)	618	1,297	1,915

Income from Continuing Operations	$ 3,444	$ 7,358	$10,802	$ 4,598	$ 9,845	$14,443

Average Diluted Shares Outstanding	12,130	25,656	37,786	12,604	26,549	39,153

Diluted Earnings Per Share from Continuing Operations	$0.28	$0.29		$0.36	$0.37

Reconciliation of Basic and Diluted EPS from Continuing Operations Calculations:
Income from Continuing Operations Used for Basic EPS Calculation	$ 3,415	$ 7,387	$10,802	$ 4,589	$ 9,854	$14,443

Assumed Dividends Payable on Dilutive Shares:
Stock options	--	--	--	--	95	95
Performance shares	57	4	61	50	5	55
Reduction of Undistributed Earnings - allocated based on Class A and Class B shares	(28)	(33)	(61)	(41)	(109)	(150)

Income from Continuing Operations Used for Diluted EPS Calculation	$ 3,444	$ 7,358	$10,802	$ 4,598	$ 9,845	$14,443

Average Shares Outstanding for Basic EPS Calculation	11,710	25,569	37,279	12,270	26,185	38,455

Dilutive Effect of Average Outstanding:
Stock options	--	--	--	--	294	294
Performance shares	180	15	195	162	17	179
Restricted share units	240	72	312	172	53	225

Average Shares Outstanding for Diluted EPS Calculation	12,130	25,656	37,786	12,604	26,549	39,153

Included in dividends declared for the basic and diluted earnings per share computation are dividends computed and accrued on unvested Class A and Class B restricted share units, which will be paid by a conversion to the equivalent value of common shares after a vesting period.

For the six months ended December 31, 2007, all of the 799,000 average stock options outstanding were antidilutive, thus none of the stock options were included in the dilutive calculation. For the six months ended December 31, 2006, none of the 1,353,000 average stock options outstanding were antidilutive, thus all stock options were included in the dilutive calculation.

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

LOSS PER SHARE	(Unaudited)	(Unaudited)
FROM DISCONTINUED OPERATIONS	Three Months Ended	Three Months Ended
	December 31, 2007	December 31, 2006

Basic:
Class A	$0.00	($0.02)
Class B	$0.00	($0.02)
Diluted:
Class A	$0.00	($0.02)
Class B	$0.00	($0.03)

LOSS PER SHARE	(Unaudited)	(Unaudited)
FROM DISCONTINUED OPERATIONS	Six Months Ended	Six Months Ended
	December 31, 2007	December 31, 2006

Basic:
Class A	$0.00	($0.09)
Class B	$0.00	($0.10)
Diluted:
Class A	$0.00	($0.09)
Class B	($0.01)	($0.09)

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

EARNINGS PER SHARE	(Unaudited)			(Unaudited)
(INCLUDING DISCONTINUED OPERATIONS)	Three Months Ended			Three Months Ended
	December 31, 2007			December 31, 2006

(Amounts in Thousands, Except for Per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share:
Dividends Declared	$ 1,867	$ 4,059	$ 5,926	$ 1,944	$ 4,287	$ 6,231
Undistributed Earnings (Loss)	(535)	(1,151)	(1,686)	306	667	973

Net Income	$ 1,332	$ 2,908	$ 4,240	$ 2,250	$ 4,954	$ 7,204

Average Basic Shares Outstanding	11,720	25,206	36,926	12,144	26,478	38,622

Basic Earnings Per Share	$0.11	$0.12		$0.19	$0.19

Diluted Earnings Per Share:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 1,893	$ 4,061	$ 5,954	$ 1,971	$ 4,342	$ 6,313
Undistributed Earnings (Loss)	(557)	(1,157)	(1,714)	283	608	891

Net Income	$ 1,336	$ 2,904	$ 4,240	$ 2,254	$ 4,950	$ 7,204

Average Diluted Shares Outstanding	12,137	25,295	37,432	12,507	26,872	39,379

Diluted Earnings Per Share	$0.11	$0.11		$0.18	$0.18

Included in dividends declared for the basic and diluted earnings per share computation are dividends computed and accrued on unvested Class A and Class B restricted share units, which will be paid by a conversion to the equivalent value of common shares after a vesting period.

For the quarter ended December 31, 2007, all of the 785,000 average stock options outstanding were antidilutive, thus none of the stock options were included in the dilutive calculation. For the quarter ended December 31, 2006, none of the 1,172,000 stock options outstanding were antidilutive, thus all stock options were included in the dilutive calculation.

EARNINGS PER SHARE	(Unaudited)			(Unaudited)
(INCLUDING DISCONTINUED OPERATIONS)	Six Months Ended			Six Months Ended
	December 31, 2007			December 31, 2006

(Amounts in Thousands, Except for Per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share:
Dividends Declared	$ 3,747	$ 8,112	$ 11,859	$ 3,930	$ 8,448	$ 12,378
Undistributed Earnings (Loss)	(371)	(810)	(1,181)	(480)	(1,023)	(1,503)

Net Income	$ 3,376	$ 7,302	$ 10,678	$ 3,450	$ 7,425	$ 10,875

Average Basic Shares Outstanding	11,710	25,569	37,279	12,270	26,185	38,455

Basic Earnings Per Share	$0.29	$0.29		$0.28	$0.28

Diluted Earnings Per Share:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 3,804	$ 8,116	$ 11,920	$ 3,980	$ 8,548	$ 12,528
Undistributed Earnings (Loss)	(400)	(842)	(1,242)	(534)	(1,119)	(1,653)

Net Income	$ 3,404	$ 7,274	$ 10,678	$ 3,446	$ 7,429	$ 10,875

Average Diluted Shares Outstanding	12,130	25,656	37,786	12,604	26,549	39,153

Diluted Earnings Per Share	$0.28	$0.28		$0.27	$0.28

Included in dividends declared for the basic and diluted earnings per share computation are dividends computed and accrued on unvested Class A and Class B restricted share units, which will be paid by a conversion to the equivalent value of common shares after a vesting period.

For the six months ended December 31, 2007, all of the 799,000 average stock options outstanding were antidilutive, thus none of the stock options were included in the dilutive calculation. For the six months ended December 31, 2006, none of the 1,353,000 average stock options outstanding were antidilutive, thus all stock options were included in the dilutive calculation.